PRESS RELEASE

For additional information contact:
J. Vincent Ciroli, Jr.
President & CEO
Belmont National Bank
(740) 695-3323

For release March 16, 1999

ST. CLAIRSVILLE, OHIO-The Board of Directors of Belmont
Bancorp. and Belmont National Bank today announced the resignation of executive vice president, William Wallace.
Wallace, who joined the bank in 1987, resigned to pursue other business opportunities in the area. He will continue his affiliation with the bank, remaining a director of both
Belmont Bancorp. and Belmont National Bank.

J. Vincent Ciroli, Jr., President and CEO of Belmont Bancorp. and Belmont National Bank expressed his regret over
the loss of Mr. Wallace.   "Although Bill is leaving, I am
pleased with his decision to continue to serve on our board of directors. His knowledge of our industry and his lending background will make him a continuing valuable asset to our corporation." said Ciroli.

Belmont Bancorp. is a $446 million holding company with Belmont National Bank offices in Bellaire, Bridgeport,
Cadiz, Lansing, New Philadelphia, The Ohio Valley Mall, St.
Clairsville, Schoenbrunn and Shadyside, Ohio and in the Woodsdale and Elm Grove areas of Wheeling, West Virginia.
Belmont Bancorp. stock trades in the Small Cap Market of NASDAQ under the symbol BLMT. Information about Belmont
National Bank can be accessed on the Internet at http://www.belmontbank.com.